                                                                  Exhibit 4(a)









                       MAGELLAN HEALTH SERVICES, INC.

                    9% Senior Subordinated Notes due 2008




                       ---------------------------------


                                  INDENTURE



                         Dated as of February 12, 1998



                       ---------------------------------





                              MARINE MIDLAND BANK,

                                     Trustee

                               TABLE OF CONTENTS


                                                                           Page
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                                      ARTICLE 1

                      Definitions and Incorporation by Reference

SECTION 1.01. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 1.02. Other Definitions. . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 1.03. Incorporation by Reference of Trust Indenture Act. . . . . . . . 23
SECTION 1.04. Rules of Construction. . . . . . . . . . . . . . . . . . . . . . 23


                                      ARTICLE 2

                                    The Securities

SECTION 2.01. Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 2.02. Execution and Authentication . . . . . . . . . . . . . . . . . . 24
SECTION 2.03. Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . 25
SECTION 2.04. Paying Agent To Hold Money in Trust. . . . . . . . . . . . . . . 26
SECTION 2.05. Securityholder Lists . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 2.06. Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . . 26
SECTION 2.07. Replacement Securities . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.08. Outstanding Securities . . . . . . . . . . . . . . . . . . . . . 28
SECTION 2.09. Temporary Securities . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 2.10. Cancelation. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 2.11. Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 2.12. CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . . 30


                                      ARTICLE 3

                                      Redemption

SECTION 3.01. Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 3.02. Selection of Securities To Be Redeemed . . . . . . . . . . . . . 30
SECTION 3.03. Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 3.04. Effect of Notice of Redemption . . . . . . . . . . . . . . . . . 32
SECTION 3.05. Deposit of Redemption Price. . . . . . . . . . . . . . . . . . . 32
SECTION 3.06. Securities Redeemed in Part. . . . . . . . . . . . . . . . . . . 32

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

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                                      ARTICLE 4

                                      Covenants

SECTION 4.01. Payment of Securities. . . . . . . . . . . . . . . . . . . . . . 32
SECTION 4.02. Provisions of Reports and Other Information. . . . . . . . . . . 33
SECTION 4.03. Limitation on Additional Indebtedness. . . . . . . . . . . . . . 33
SECTION 4.04. Limitation on Restricted Payments. . . . . . . . . . . . . . . . 36
SECTION 4.05. Limitation on Payment Restrictions Affecting Restricted
                Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 4.06. Limitation on Use of Proceeds from Asset Sales . . . . . . . . . 43
SECTION 4.07. Limitation on Transactions with Affiliates . . . . . . . . . . . 46
SECTION 4.08. Change of Control. . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 4.09. Compliance Certificate . . . . . . . . . . . . . . . . . . . . . 50
SECTION 4.10. Further Instruments and Acts . . . . . . . . . . . . . . . . . . 50
SECTION 4.11. Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . 50


                                      ARTICLE 5

                                  Successor Company

SECTION 5.01. Merger, Consolidation or Sale of Assets. . . . . . . . . . . . . 50


                                      ARTICLE 6

                                Defaults and Remedies

SECTION 6.01. Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 6.02. Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 6.03. Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 55
SECTION 6.04. Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . . 55
SECTION 6.05. Control by Majority. . . . . . . . . . . . . . . . . . . . . . . 55
SECTION 6.06. Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 6.07. Rights of Holders to Receive Payment . . . . . . . . . . . . . . 56
SECTION 6.08. Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . 56
SECTION 6.09. Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . 57
SECTION 6.10. Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 6.11. Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . . 58
SECTION 6.12. Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . 58

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

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                                    ARTICLE 7

                                     Trustee

SECTION 7.01. Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 7.02. Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 7.03. Individual Rights of Trustee . . . . . . . . . . . . . . . . . . 60
SECTION 7.04. Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . 61
SECTION 7.05. Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . 61
SECTION 7.06. Reports by Trustee to Holders. . . . . . . . . . . . . . . . . . 61
SECTION 7.07. Compensation and Indemnity . . . . . . . . . . . . . . . . . . . 61
SECTION 7.08. Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . 62
SECTION 7.09. Successor Trustee by Merger. . . . . . . . . . . . . . . . . . . 64
SECTION 7.10. Eligibility; Disqualification. . . . . . . . . . . . . . . . . . 64
SECTION 7.11. Preferential Collection of Claims Against Company. . . . . . . . 64


                                    ARTICLE 8

                        Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance . . . . . . . . 64
SECTION 8.02. Conditions to Defeasance . . . . . . . . . . . . . . . . . . . . 66
SECTION 8.03. Application of Trust Money . . . . . . . . . . . . . . . . . . . 67
SECTION 8.04. Repayment to Company . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 8.05. Indemnity for Government Obligations . . . . . . . . . . . . . . 67
SECTION 8.06. Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . 67


                                    ARTICLE 9

                                    Amendments

SECTION 9.01. Without Consent of Holders . . . . . . . . . . . . . . . . . . . 68
SECTION 9.02. With Consent of Holders. . . . . . . . . . . . . . . . . . . . . 69
SECTION 9.03. Compliance with Trust Indenture Act. . . . . . . . . . . . . . . 70
SECTION 9.04. Revocation and Effect of Consents and Waivers. . . . . . . . . . 70
SECTION 9.05. Notation on or Exchange of Securities. . . . . . . . . . . . . . 71
SECTION 9.06. Trustee to Sign Amendments . . . . . . . . . . . . . . . . . . . 71
SECTION 9.07. Payment for Consent. . . . . . . . . . . . . . . . . . . . . . . 71

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

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                                      ARTICLE 10

                                    Subordination

SECTION 10.01. Agreement To Subordinate. . . . . . . . . . . . . . . . . . . . 72
SECTION 10.02. Liquidation, Dissolution, Bankruptcy. . . . . . . . . . . . . . 72
SECTION 10.03. Default on Senior Indebtedness. . . . . . . . . . . . . . . . . 73
SECTION 10.04. Acceleration of Payment of Securities . . . . . . . . . . . . . 74
SECTION 10.05. When Distribution Must Be Paid Over . . . . . . . . . . . . . . 74
SECTION 10.06. Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . 74
SECTION 10.07. Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.08. Subordination May Not Be Impaired by Company. . . . . . . . . . 75
SECTION 10.09. Rights of Trustee and Paying Agent. . . . . . . . . . . . . . . 75
SECTION 10.10. Distribution or Notice to Representative. . . . . . . . . . . . 76
SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right
                 To Accelerate . . . . . . . . . . . . . . . . . . . . . . . . 76
SECTION 10.12. Trust Moneys Not Subordinated . . . . . . . . . . . . . . . . . 76
SECTION 10.13. Trustee Entitled To Rely. . . . . . . . . . . . . . . . . . . . 76
SECTION 10.14. Trustee to Effectuate Subordination . . . . . . . . . . . . . . 77
SECTION 10.15. Trustee Not Fiduciary for Holders of  Senior Indebtedness . . . 77
SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination
                 Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 10.17. Trustee's Compensation Not Prejudiced . . . . . . . . . . . . . 77


                                      ARTICLE 11

                                    Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. . . . . . . . . . . . . . . . . . 78
SECTION 11.02. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
SECTION 11.03. Communication by Holders with Other Holders . . . . . . . . . . 79
SECTION 11.04. Certificate and Opinion as to Conditions Precedent. . . . . . . 79
SECTION 11.05. Statements Required in Certificate or Opinion . . . . . . . . . 79
SECTION 11.06. When Securities Disregarded . . . . . . . . . . . . . . . . . . 80
SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. . . . . . . . . . 80
SECTION 11.08. Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 11.09. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 80

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

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SECTION 11.10. No Personal Liability of Directors, Officers, Employees
                 and Stockholders. . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 11.11. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . 81
SECTION 11.12. Multiple Originals. . . . . . . . . . . . . . . . . . . . . . . 81
SECTION 11.13. Table of Contents; Headings . . . . . . . . . . . . . . . . . . 81



Appendix A-Provisions Relating to Initial Securities,
               Private Exchange Securities and Exchange
               Securities
Exhibit A- Form of Initial Security
Exhibit B- Form of Exchange Security
Exhibit C- Form of Transferee Letter of Representation

                                CROSS-REFERENCE TABLE

  TIA                                                           Indenture
Section                                                          Section

310(a)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
   (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
   (a)(3)     . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (a)(4)     . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.08; 7.10
   (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
311(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
   (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
   (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
312(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . 2.05
   (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
   (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
313(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
   (b)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (b)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
   (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . 11.02
   (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
314(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . 4.02; 4.09
   (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (c)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . 11.04
   (c)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . 11.04
   (c)(3)     . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (e)        . . . . . . . . . . . . . . . . . . . . . . . . . . 11.05
   (f)        . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
315(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
   (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05; 11.02
   (c)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
   (d)        . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
   (e)        . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11
316(a)(last
sentence)     . . . . . . . . . . . . . . . . . . . . . . . . . . 11.06
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . 6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . 6.04
   (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . 6.07
317(a)(1)     . . . . . . . . . . . . . . . . . . . . . . . . . . 6.08
   (a)(2)     . . . . . . . . . . . . . . . . . . . . . . . . . . 6.09
   (b)        . . . . . . . . . . . . . . . . . . . . . . . . . . 2.04
318(a)        . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01

           N.A. means Not Applicable.
_____________________

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                    INDENTURE dated as of February 12, 1998, between MAGELLAN
               HEALTH SERVICES, INC., a Delaware corporation (the "Company"), and MARINE MIDLAND BANK, a New York banking corporation and trust company, as trustee (the "Trustee").


          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 9% Senior Subordinated Notes due 2008 issued on the date hereof (the "Initial Securities"), (ii) if and when issued as provided in the Exchange and Registration Rights Agreement of even date herewith (the "Registration Agreement"), the Company's 9% Senior Subordinated Notes due 2008 issued in the Registered Exchange Offer (as defined in Appendix A hereto (the "Appendix")) in exchange for any Initial Securities (the "Exchange Securities") and (iii) if and when issued as provided in the Registration Agreement, the Private Exchange Securities (as defined in the Appendix, and together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities") issued in the Private Exchange (as defined in the Appendix). Except as otherwise provided herein, the Securities will be limited to $625,000,000 in aggregate principal amount outstanding.


                                     ARTICLE 1

                      Definitions and Incorporation by Reference

          SECTION 1.01.  Definitions.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling", "controlled by", and "under common control with") another Person if the controlling Person
(a) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise, or (b) owns, directly or indirectly, 10% or more of any class of the issued and outstanding equity securities of the controlled Person.

          "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-and-leaseback and including the sale or other transfer of any Equity Interests in any Restricted Subsidiary) which results in proceeds with a fair market value of
$1 million or more.   However, the following shall not constitute an Asset
Sale:  (i) unless part of a disposition including other assets or operations,
(A) dispositions of Cash, Cash Equivalents and Investment Grade Securities,
(B) payments on or in respect of non-Cash proceeds of Asset Sales, and
(C) dispositions of Investments by foreign subsidiaries of the Company in Cash and instruments or securities or in certificates of deposit (or comparable instruments) with banks or similar institutions; (ii) the lease of space in the ordinary course of business and in a manner consistent with either past practices or the healthcare industry generally; or (iii) the issuance or sale by the Company of any Equity Interests in the Company.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the New Credit Agreement (and any substitutes, refundings, refinancings and replacements thereof, in whole or in part) and all related documentation, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including, without limitation, common and preferred stock), excluding warrants, options or similar instruments or other rights to acquire Capital Stock.

          "Cash" means money or currency or a credit balance in a Deposit
Account.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency, instrumentality or sponsored corporation thereof which are rated at least A or the equivalent thereof by Standard and Poor's Ratings Services ("S&P") or at least A-2 or the equivalent thereof by Moody's Investor Services, Inc. ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), and in each case having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit, Eurodollar time deposits, and overnight bank deposits with any commercial bank of recognized standing, having capital and surplus in excess of $250 million and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (iii) repurchase obligations with a term of not more than 92 days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the qualifications specified in clause (ii) above, (iv) other investment instruments offered or sponsored by financial institutions having capital and surplus in excess of $250 million and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency),
(v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (vi) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing within one year after the date of acquisition and (vii) other money market investments with a weighted average maturity of less than one year in an aggregate amount not to exceed $10 million at any time outstanding.

          "Change of Control" means (a) the sale, lease, transfer or other disposition in one or more related transactions of all or substantially all of the Company's assets, or the sale of substantially all of the Capital Stock or assets of the Company's Subsidiaries that constitutes a sale of substantially all of the Company's assets, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (b) the merger or consolidation of the Company with or into another corporation, or the merger of another corporation into the Company or any other transaction, with the effect, in any such case, that the stockholders of the Company immediately prior to such transaction hold 50% or less of the total voting power entitled to vote in the election of directors, managers or trustees of the surviving corporation or, in the case of a triangular merger, the parent corporation of the surviving corporation resulting from such merger, consolidation or such other transaction, (c) any Person (except for the parent corporation of the surviving corporation in a triangular merger) or group acquires beneficial ownership of a majority in interest of the voting power or voting Capital Stock of the Company, or (d) the liquidation or dissolution of the Company; provided, however, that in no event shall the sale of any Equity Interests in, or assets of, Charter Behavioral Health Systems, LLC, Charter Advantage, LLC, or Charter System, LLC, be deemed to constitute a sale of all or substantially all of the Company's assets.

          "Closing Date" means the date of this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Cash Interest Coverage Ratio" means the ratio of
(i) Consolidated Net Income plus the sum of Consolidated Interest Expense, income tax expense, depreciation expense, amortization expense and other non-cash charges of the Company and its Restricted Subsidiaries (to the extent such items were deducted in computing Consolidated Net Income of the Company) (collectively, "EBITDA") for the preceding four fiscal quarters to (ii) the Consolidated Cash Interest Expense of the Company and its Restricted Subsidiaries for the preceding four fiscal quarters; provided that (without duplication) (A) if the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made or if the transaction giving rise to the need to calculate the Consolidated Cash Interest Coverage Ratio is an incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, then the Consolidated Cash Interest Coverage Ratio will be calculated giving pro forma effect to any such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable period, (B) if the Company or any Restricted Subsidiary shall have made any Material Asset Sale subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Material Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense for such period directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Material Asset Sale (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which Investment or acquisition of assets constitutes all or substantially all of an operating unit of a business subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence, assumption, Guarantee, repayment or redemption of any Indebtedness and any pro forma expense and cost reductions that are directly attributable to such transaction), as if such Investment or acquisition occurred at the beginning of the applicable period and (D) if subsequent to the commencement of the period for which the Consolidated Cash Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Cash Interest Coverage Ratio is made any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Material Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Material Asset Sale, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is given for a transaction, the pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

          "Consolidated Cash Interest Expense" of any Person means, for any period for which the determination thereof is to be made, the Consolidated Interest Expense of such Person less, to the extent incurred, assumed or Guaranteed by such Person and its Subsidiaries in such period and included in such Consolidated Interest Expense, (i) deferred financing costs and (ii) other noncash interest expense; provided, however, that amortization of original issue discount shall be included in Consolidated Cash Interest Expense.

          "Consolidated Interest Expense" of any Person means, for any period for which the determination thereof is to be made, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, without duplication, to the extent incurred, assumed or Guaranteed by such Person and its Subsidiaries in such period but not included in such interest expense,
(A)(i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (ii) all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period,
(iii) capitalized interest, (iv) amortization of original issue discount and deferred financing costs, (v) noncash interest expense, (vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by such Person or any of its Restricted Subsidiaries; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such guarantee, (vii) net costs (benefits) associated with Hedging Obligations relating to interest rate protection (including amortization of fees),
(viii) Preferred Stock dividends in respect of all Preferred Stock of the Subsidiaries of such Person and Redeemable Stock of such Person held by Persons other than such Person or a Wholly-owned Subsidiary of such Person, and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Indebtedness incurred, assumed or Guaranteed by such plan or trust, all as determined in accordance with GAAP, less (B) interest expense of the type described in clause (A) above attributable to Unrestricted Subsidiaries of such Person to the extent the related Indebtedness is not Guaranteed or paid by such Person or any Restricted Subsidiary of such Person.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus the sum of the amount allocated to excess reorganization value, employee stock ownership plan expense and consolidated stock option expense (to the extent such items were taken into account in computing the Net Income of such Person and its Subsidiaries); provided, however, that:

          (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in Cash to the referent Person or its Restricted Subsidiaries;

          (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (iii) the cumulative effect of a change in accounting principles shall be excluded; and

          (iv) any net income (loss) of any Restricted Subsidiary of such Person if such Restricted Subsidiary of such Person is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to such Person that violate Section 4.05 (without giving effect to clause (6) thereof with respect to any Indebtedness) shall be excluded, except that (A) such Person's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of Cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or otherwise (subject, in the case of a dividend or distribution that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income.

          Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets or other amounts from or in respect of Unrestricted Subsidiaries to such Person or a Restricted Subsidiary of such Person to the extent such dividends, repayments or transfers or other amounts increase the amount of Restricted Payments permitted pursuant to
Section 4.04(a)(2)(F).

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Deposit Account" means a demand, savings, passbook, money market or like account with or sponsored by a commercial bank, financial institution, investment bank or brokerage firm, savings and loan association or like organization or a government securities dealer, other than an account evidenced by a negotiable certificate of deposit.

          "Disinterested Director" means, with respect to any specific transaction, any director of the Company that does not have a direct or indirect interest (other than any interest resulting solely from such director's ownership of Equity Interests in the Company) in such transaction.

          "Equity Interests" means (a) Capital Stock, warrants, options or similar instruments or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock), and (b) limited and general partnership interests, interests in limited liability companies, joint venture interests and other ownership interests in any Person.

          "Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or a private primary offering of common stock of the Company.

          "ESOP" means the Employee Stock Ownership Plan of the Company as established on September 1, 1988, and effective as of January 1, 1988, as from time to time amended, and/or the trust created in accordance with such plan pursuant to the Trust Agreement between the Company and the trustee named therein, executed as of September 1, 1988, as amended, as the context in which the term "ESOP" is used permits.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as in effect on the Closing Date.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by arrangements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) obligations under preferred provider arrangements with Charter Behavioral Health Systems, LLC and its Affiliates related to the purchase of minimum amounts of behavioral healthcare services at market rates. The term "Guarantee" used as a verb has a corresponding meaning.

          "Healthcare Service Business" means a business, the majority of whose revenues are derived from providing or arranging to provide or administering, managing or monitoring healthcare services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means, for the purposes of Section 4.03, to create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable with respect to any Indebtedness. The term "Incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" of any Person means, without duplication at the date of determination thereof:

          (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money (including in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments) or for the deferred purchase price of property or services (other than (a) trade payables on terms of 365 days or less incurred in the ordinary course of business, (b) deferred earn-out and other performance-based payment obligations incurred in connection with acquisitions of Healthcare Service Businesses and (c) obligations under preferred provider arrangements with Charter Behavioral Health Systems, LLC and its Affiliates related to the purchase of minimum amounts of behavioral healthcare services at market rates), all as determined in accordance with GAAP;

          (ii) all Capital Lease Obligations of such Person;

          (iii) all Guarantees of such Person in respect of Indebtedness of others;

          (iv) the aggregate amount of all unreimbursed drawings in respect of letters of credit or other similar instruments issued for the account of such Person (less the amount of Cash, Cash Equivalents or Investment Grade Securities on deposit securing reimbursement obligations in respect of such letters of credit or similar instruments);

          (v) all indebtedness, obligations or other liabilities of such Person or of others for borrowed money secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person;

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock and, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); and

          (vii) to the extent not otherwise included in this definition actual (rather than notional) liabilities under Hedging Obligations of such Person;

          provided, however, that all or any portion of Indebtedness that becomes the subject of a defeasance (whether a "legal" defeasance or a "covenant" or "in substance" defeasance) shall, at all times that such defeasance remains in effect, cease to be treated as Indebtedness for purposes of this Indenture.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of cash or property (other than Equity Interests in the Company) to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of a beneficial interest in capital stock, bonds, notes, debentures or other securities issued by any other Person, or any Guarantee by such Person of the Indebtedness of any other Person (in which case such Guarantee shall be deemed an Investment in such other Person in an amount equal to the aggregate amount of Indebtedness so guaranteed). For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in the case of property with a fair market value of up to $15 million, as determined in good faith by a responsible financial officer of the Company, and in the case of property with a fair market value in excess of $15 million, as determined in good faith by the Board of Directors.

          "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody's or Class (2) or higher by NAIC or the equivalent of such rating by such rating organization, or, if no rating of S&P, Moody's or NAIC then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of Cash or Cash Equivalents pending investment and/or distribution.

          "Issue Date" means the date on which the Initial Securities are originally issued.

          "Lien" means any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement, other than notice or precautionary filings not perfecting a security interest, under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign, in respect of any of the foregoing).

          "Material Asset Sale" means any Asset Sale exceeding $25 million of all or substantially all of an operating unit of a business.

          "NAIC" means National Association of Insurance Commissioners.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest, component thereof) when received in the form of Cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company), casualty loss insurance proceeds, condemnation awards and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents, net of
(i) brokerage commissions and other fees and expenses related to such Asset Sale, (ii) provision for all taxes as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either, (A) in the case of a sale of all of the Equity Interests in any Restricted Subsidiary, is a direct obligation of such Restricted Subsidiary or (B) is secured by the asset subject to such sale or was incurred to finance the acquisition or construction of, improvements on, or operations related to, the assets subject to such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions) not in the ordinary course of business, and excluding any extraordinary, unusual, non-recurring or similar type of gain or loss, together with any related provision for taxes.

          "New Credit Agreement" means (a) the Credit Agreement, to be dated as of the Closing Date, among the Company, the banks and other financial institutions named therein and The Chase Manhattan Bank, as Administrative Agent, and (b) each note, guaranty, mortgage, pledge agreement, security agreement, indemnity, subrogation and contribution agreement, and other instruments and documents from time to time entered into pursuant to or in respect of either such credit agreement or any such guaranty, as each such credit agreement and other documents may be amended, restated, supplemented, extended, renewed, increased, replaced, substituted, refunded, refinanced or otherwise modified from time to time, in whole or in part.

          "Non-Recourse Indebtedness" shall mean any Indebtedness of the Company or any of its Restricted Subsidiaries if the holder of such Indebtedness has no recourse, direct or indirect, absolute or contingent, to the general assets of the Company or any of its Restricted Subsidiaries.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Asset Swap" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of Equity Interests in or assets of a Person engaged in a Healthcare Service Business, or assets of a Person the Company or any of its Restricted Subsidiaries intends to use in a Healthcare Service Business, and, to the extent necessary to equalize the value of the assets being exchanged, cash; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Equity Interests or assets received or given by the Company and its Restricted Subsidiaries in such transaction.

          "Permitted Investments" means (a) any Investment in the Company, any Restricted Subsidiary or any Permitted Joint Venture of the Company or of a Restricted Subsidiary that in each case is a Healthcare Service Business;
(b) any Investment in Cash and Cash Equivalents or Investment Grade Securities;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in the Healthcare Service Business if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or a Permitted Joint Venture of the Company or of a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary or a Permitted Joint Venture of the Company or of a Restricted Subsidiary; (d) any Investment in securities or other assets not constituting Cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale; (e) any Investment existing on the Closing Date;
(f) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.07(b)(ii); (g) any Investment in Healthcare Service Businesses having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (g) that are at that time outstanding (and not including any Investments outstanding on the Closing Date), not to exceed 5% of Total Assets of the Company at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (h) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries of the Company that are not Restricted Subsidiaries in Subsidiaries of the Company that are not Restricted Subsidiaries;
(i) advances to employees in the ordinary course of business not in excess of $7.5 million outstanding at any one time; (j) any Investment acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (k) Hedging Obligations; (l) Investments the payment for which consists exclusively of Equity Interests (other than Redeemable Stock) of the Company; (m) Investments made in connection with Permitted Asset Swaps; and (n) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding, not to exceed $30 million at the time of such Investment (with fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "Permitted Joint Venture" means, with respect to any Person, (i) any corporation, association, limited liability company or other business entity (other than a partnership) (A) of which 50% or more of the total voting power of shares of Capital Stock or other Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (B) which is either managed or controlled by such Person or any of its Restricted Subsidiaries and (ii) any partnership of which (x) 50% or more of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (y) which is either managed or controlled by such Person or any of its Restricted Subsidiaries, and which in the case of each of clauses (i) and (ii) is engaged in a Healthcare Service Business; provided, however, that none of Charter Behavioral Health Systems, LLC or any of its Affiliates shall in any event be deemed to be a Permitted Joint Venture of the Company or of a Restricted Subsidiary (provided that for the purposes of this proviso the Company and its Subsidiaries shall not be considered Affiliates of Charter Behavioral Health Systems, LLC).

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue at the relevant time.

          "Prior Purchase Money Obligations" means purchase money obligations relating to property acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that existed prior to the acquisition of such property by the Company or any of its Restricted Subsidiaries and that impose restrictions of the nature described in
Section 4.05 on the property so acquired.

          "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Redeemable Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to four months after the stated maturity of the Securities.

          "Refinance" means, in respect of any Indebtedness, to extend, refinance, renew, replace, substitute or refund, or to issue other Indebtedness in exchange for, in whole or in part, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Representative" means the trustee, agent or representative (if any) for an issue of Specified Senior Indebtedness.

          "Restricted Subsidiary" means each of the Subsidiaries of the Company that has not been designated an Unrestricted Subsidiary.

          "Rights Plan" means the Company's Share Purchase Rights Plan, dated July 21, 1992, as amended, restated, supplemented or otherwise modified from time to time.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly-owned Subsidiary or between Wholly-owned Subsidiaries.

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness secured by a Lien.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" means the principal of and premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in this Indenture, is deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) and other amounts (including, but not limited to, fees, expenses, reimbursement obligations in respect of letters of credit and indemnities) due or payable from time to time on or in connection with any Indebtedness of the Company Incurred pursuant to Section 4.03(a) or permitted under clauses (i), (ii), (iv), (vi), (vii), (viii), (ix), (x) and (xi) of Section 4.03(b), in each case whether outstanding on the Closing Date or thereafter Incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (a) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (b) any Indebtedness incurred after the Closing Date that is contractually subordinated in right of payment to any Senior Indebtedness, (c) amounts owed (except to banks and other financial institutions) for goods, materials or services purchased in the ordinary course of business or for compensation to employees, (d) any liability for Federal, state, local or other taxes owed or owing by the Company, (e) any obligations with respect to any Capital Stock, or (f) any Indebtedness Incurred in violation of this Indenture, except where at the time of such Incurrence, a responsible financial officer of the Company has delivered a certification as to its compliance at such time with Section 4.03(a), and the holder of such Indebtedness or its trustee, agent or representative is not aware of facts or circumstances such that such Person could not rely in good faith on such certification.

          "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

          "Specified Senior Indebtedness" means (i) Bank Indebtedness under the New Credit Agreement and any replacements, refinancings, refundings, and substitute facility or facilities thereof, and additional facility or facilities permitted by Section 4.03(b)(i), and (ii) each single issue of other Senior Indebtedness having an outstanding principal balance of $50 million or more and which is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Specified Senior Indebtedness" for purposes of this Indenture.

          "Stated Maturity" means, with respect to any Indebtedness, the date or dates specified in such Indebtedness as the fixed date or dates on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, it being understood that if an issue of Indebtedness has more than one fixed date on which the payment of principal is due and payable, each such fixed date shall be a separate Stated Maturity with respect to the principal amount of Indebtedness due on such date.

          "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter incurred, assumed or Guaranteed) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

          "Subsidiary" means with respect to any Person, (i) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof,
(ii) any partnership of which more than 50% of the general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (iii) any Permitted Joint Venture of such Person.

          "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests or Indebtedness (other than any Indebtedness incurred in connection with services performed in the ordinary course of business by such Subsidiary for the Company or any of its Restricted Subsidiaries) of, or owns, or holds any Lien on, any property of, the Company or any Restricted Subsidiary of the Company, provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with Section 4.04 and (c) each of (I) the Subsidiary to be designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" means, with respect to any Person, any class or series of Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

          "Wholly-owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which 95% or more of the outstanding Equity Interests of such Restricted Subsidiary are owned by such Person (either directly or indirectly through Wholly-owned Subsidiaries).

          SECTION 1.02.  Other Definitions.


                                                                    Defined in
                                Term                                 Section
                                ----                               ----------

"Acceleration Notice". . . . . . . . . . . . . . . . . . . . . . . . . 6.02
"Affiliate Transaction . . . . . . . . . . . . . . . . . . . . . . . . 4.07(a)
"Bankruptcy Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01
"Blockage Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .10.03
"Change of Control Offer . . . . . . . . . . . . . . . . . . . . . . . 4.08(a)
"Change of Control Payment Date" . . . . . . . . . . . . . . . . . . . 4.08(b)
"covenant defeasance option" . . . . . . . . . . . . . . . . . . . . . 8.01(b)
"Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01
"Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01
"Excess Proceeds". . . . . . . . . . . . . . . . . . . . . . . . . . . 4.06(a)
"Excess Proceeds Offer". . . . . . . . . . . . . . . . . . . . . . . . 4.06(a)
"Excess Proceeds Offer Payment Date" . . . . . . . . . . . . . . . . . 4.06(b)
"Excess Proceeds Purchase Price" . . . . . . . . . . . . . . . . . . . 4.06(a)
"legal defeasance option". . . . . . . . . . . . . . . . . . . . . . . 8.01(b)
"Legal Holiday . . . . . . . . . . . . . . . . . . . . . . . . . . . .11.08
"pay the Securities. . . . . . . . . . . . . . . . . . . . . . . . . .10.03
"Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.03
"Payment Blockage Period . . . . . . . . . . . . . . . . . . . . . . .10.03
"protected purchaser . . . . . . . . . . . . . . . . . . . . . . . . . 2.07
"Refinancing Indebtedness. . . . . . . . . . . . . . . . . . . . . . . 4.03(b)
"Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.03

"Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . 4.04(a)
"Successor Company . . . . . . . . . . . . . . . . . . . . . . . . . . 5.01(a)

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder or Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                     ARTICLE 2

                                    The Securities

          SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Securities and the Trustee's certificate of authentication and (ii) Private Exchange Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement shall be in a form acceptable to the Company). Each Security shall be dated the date of its authentication.

          SECTION 2.02. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities, and
(ii) the Securities Custodian (as defined in the Appendix) with respect to the Global Securities (as defined in the Appendix).

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly-owned Subsidiaries may act as Paying Agent or Registrar.

          The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to 11:00 a.m. on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the

Registrar shall register the transfer as requested if the requirements of
Section 8-401(a)(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for an equal aggregate principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by this Indenture.

          The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the

Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(iii) satisfies any other reasonable requirements of the Trustee and the Company including, without limitation, the requirements of Section 8-405 of the Uniform Commercial Code. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company.

          The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. Temporary Securities. In the event that Definitive Securities (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

          SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                     ARTICLE 3

                                      Redemption

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 35 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. Selection of Securities To Be Redeemed. If less than all of the Securities are to be redeemed at any time, selection of the Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.


          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                      ARTICLE 4
                                      Covenants
          SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. Provisions of Reports and Other Information. At all times while any Security is outstanding, the Company shall timely file with the SEC and provide a copy to the Trustee and to each Securityholder all such reports and other information as required by Section 13 or 15(d) of the Exchange Act, including, without limitation, Forms 10-K, 10-Q and 8-K. At such time as the Company is not subject to the reporting requirements of the Exchange Act, promptly after the same would be required to be filed with the SEC if the Company then were subject to Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee and supply to each Holder and, upon request, to any prospective purchaser of Securities, without cost, copies of its financial statements and certain other reports or information comparable to that which the Company would have been required to report pursuant to Sections 13 and 15(d) of the Exchange Act, including, without limitation, the information that would be required by Forms 10-K, 10-Q and 8-K. The Company also shall comply with the other provisions of TIA Section 314(a).

          SECTION 4.03. Limitation on Additional Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to create or Incur any Indebtedness; provided, however, the Company may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the application of any of the proceeds therefrom to repay Indebtedness, the Consolidated Cash Interest Coverage Ratio of the Company for the four most recent consecutive fiscal quarters for which financial statements are available prior to the date such additional Indebtedness is Incurred shall be at least (i) 2.00 to 1.00x if such Indebtedness is Incurred on or prior to the second anniversary of the Closing Date and (ii) 2.25 to 1.00x if such Indebtedness is Incurred thereafter. Any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary of the Company.

          (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness under the New Credit Agreement and any replacements, refundings, refinancings and substitute facility or facilities thereof, in whole or in part, and additional facility or facilities (provided that Indebtedness under the New Credit Agreement and any such replacements, refundings, refinancings and substitute and additional facility or facilities, including unused commitments, shall not at any time exceed $700 million in aggregate outstanding principal amount (including the available undrawn amount of any letters of credit issued under the New Credit Agreement and any such replacements, refundings, refinancings, and substitute and additional facility or facilities));

          (ii) Indebtedness of the Company and its Restricted Subsidiaries, which Indebtedness is in existence on the Closing Date (including any existing or future Guarantees of the Company's 11.25% Series A Senior Subordinated Notes due 2004, but excluding Indebtedness permitted by clause (i) above);

          (iii) Indebtedness represented by the Securities;

          (iv) Indebtedness of the Company and its Restricted Subsidiaries Incurred in exchange for, or the proceeds of which are used to Refinance, in whole or in part, Indebtedness (subject to the following proviso, "Refinancing Indebtedness") permitted by clauses (ii) and (iii) of this
     Section 4.03(b); provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (including unused commitments) so Refinanced (plus costs of issuance), (B) such Refinancing Indebtedness ranks, relative to the Securities, no more senior than the Indebtedness being Refinanced thereby (excluding the effect of the granting of security for any Senior Indebtedness), (C) such Refinancing Indebtedness bears interest at a market rate, (D) such Refinancing Indebtedness (1) shall have an Average Life equal to or greater than the Average Life of the Indebtedness being Refinanced and (2) shall not have a Stated Maturity prior to the Stated Maturity of the Indebtedness being Refinanced, (E) such Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary (other than

     Guarantees by a Restricted Subsidiary of (i) Senior Indebtedness or
     (ii) Refinancing Indebtedness the proceeds of which are used to Refinance Indebtedness that was Guaranteed by such Restricted Subsidiary) that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary;

          (v) Indebtedness of the Company or any Restricted Subsidiary to any Restricted Subsidiary or to the Company; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (vi) Indebtedness arising from Guarantees, letters of credit, and bid, performance or surety bonds or similar bonds or instruments securing any obligations of the Company or any Restricted Subsidiary Incurred in the ordinary course of business, which Guarantees, letters of credit, bonds or similar instruments do not secure other Indebtedness;

          (vii) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) (whether through the direct purchase, lease or improvement of assets or purchase of the Equity Interests of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5% of Total Assets of the Company at the time of any Incurrence thereof (including any Refinancing Indebtedness with respect thereto);

          (viii) Non-Recourse Indebtedness Incurred in connection with the acquisition of real and/or personal property by the Company or its Restricted Subsidiaries; provided that such Indebtedness was in existence prior to the time of such acquisition and was not Incurred by the Person from whom such property was acquired in contemplation of such acquisition or in order to provide all or any portion of the funds or credit support utilized to consummate such acquisition;

          (ix) Guarantees of any Senior Indebtedness;

          (x) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company and not for speculative purposes; provided, however, that such Hedging Obligations do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates, as applicable, or by reason of fees, indemnities and compensation payable thereunder; and

          (xi) Indebtedness other than that permitted pursuant to clauses (i) through (x) of this Section 4.03(b) provided that the aggregate outstanding amount of such additional Indebtedness does not at any time exceed
     $50 million, all or any portion of which Indebtedness, notwithstanding clause (i) above, may be Incurred pursuant to the New Credit Agreement and any replacements, refinancings, refundings, and substitute facility or facilities thereof, in whole or in part, and additional facility or facilities.

          (c) The Company shall not Incur any Indebtedness pursuant to Section 4.03(a) or 4.03(b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests, including any such payment in connection with any merger or consolidation (other than dividends or distributions payable to the Company or any of its Restricted Subsidiaries or payable in shares of Capital Stock or other Equity Interests of the Company other than Redeemable Stock);
(ii) purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries from any Person (other than from the Company or any of its Restricted Subsidiaries);
(iii) purchase, repurchase, redeem, prepay, defease or otherwise acquire or retire for value (A) any Subordinated Obligations prior to scheduled maturity, repayment or sinking fund payment or (B) any Indebtedness of any Unrestricted Subsidiary; or (iv) make any Investment other than a Permitted Investment

(the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

          (2) such Restricted Payment (the amount so expended, if other than in cash and if greater than $20 million, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors), together with the aggregate of all other Restricted Payments made on or after the Closing Date, exceeds the sum of:

               (A) $15 million;

               (B) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis for the period beginning on the first day of the first month following the Closing Date and ending on the last day of the last month immediately preceding the month in which such Restricted Payment occurs (or, if aggregate cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit);

               (C) 100% of the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale of Capital Stock or other Equity Interests of the Company (other than such Capital Stock or other Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust established by the Company or any of its Subsidiaries and other than Redeemable Stock);

               (D) the aggregate net cash proceeds received on or after the Closing Date by the Company from the issuance or sale of debt securities of the Company that have subsequently been converted into or exchanged for Capital Stock or other Equity Interests of the Company (other than Redeemable Stock) plus the aggregate net cash proceeds received by the Company at the time of such conversion or exchange less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange;

               (E) 100% of the aggregate net cash proceeds received by the Company after the Closing Date upon the exercise of options, warrants or similar instruments or rights (whether issued prior to or after the Closing Date) to purchase the Company's Capital Stock (other than Redeemable Stock); and

               (F) 100% of the aggregate net cash proceeds received by the Company or any Restricted Subsidiary after the Closing Date from
          (i) the sale or other disposition of Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries in an Unrestricted Subsidiary or (ii) a dividend from, or the sale of the stock of, an Unrestricted Subsidiary; or

          (3) the Company would not be permitted to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a).

          (b)  The provisions of Section 4.04(a) shall not prohibit:

          (i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) to the extent required under applicable law, rule, order or regulation or if the failure to do so would create a material risk of disqualification of the ESOP under the Internal Revenue Code, the acquisition by the Company of its common stock from the ESOP or from participants and beneficiaries of the ESOP;

          (iii) the acquisition or retirement of Capital Stock of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary of the Company pursuant to any management or employee equity, stock option or other benefit plan or any other agreement in an amount not to exceed $5 million in any fiscal year;

          (iv) the acquisition by the Company or any of its Restricted Subsidiaries of Equity Interests of the

     Company or such Restricted Subsidiary, if the exclusive consideration for such acquisition is the issuance by the Company or such Restricted Subsidiary of its Equity Interests (other than Redeemable Stock);

          (v) the purchase, redemption or acquisition by the Company of rights under the Rights Plan prior to such time as such rights have become exercisable not to exceed $2 million in the aggregate;

          (vi) the redemption, repurchase, acquisition or retirement of Indebtedness of the Company or its Restricted Subsidiaries being concurrently Refinanced by Refinancing Indebtedness permitted under
     Section 4.03;

          (vii) the purchase, repayment, redemption, prepayment, defeasance, acquisition or retirement of any Indebtedness, if the exclusive consideration therefor is the issuance by the Company of its Equity Interests (other than Redeemable Stock);

          (viii) the redemption, repurchase, acquisition or retirement of Equity Interests in a Permitted Joint Venture of the Company or of a Restricted Subsidiary, provided that (A) if the Company or any of its Restricted Subsidiaries incurs Indebtedness in connection with such redemption, repurchase, acquisition or retirement, after giving effect to such incurrence and such redemption, repurchase, acquisition or retirement, the Company could Incur $1.00 of additional Indebtedness pursuant to
     Section 4.03(a) and (B) no Default or Event of Default has occurred and is continuing or would result therefrom;

          (ix) dividend payments to the holders of interests in Permitted Joint Ventures of the Company or of a Restricted Subsidiary, ratably in accordance with their respective Equity Interests or, if not ratably, then in accordance with the priorities set forth in the respective organizational documents for, and agreements among holders of Equity Interests in, such Permitted Joint Ventures;

          (x) the acquisition or retirement of options, warrants and similar instruments and rights upon the exercise thereof;

          (xi) any purchase, redemption or other acquisition of Equity Interests of a Healthcare Service Business which is required by applicable law, regulation, rule, order, approval, license, permit or similar restriction (in each case issued by a governmental authority) to be purchased, redeemed or otherwise acquired by the Company or one of its Restricted Subsidiaries;

          (xii) the acquisition or retirement for value of any Equity Interests of the Company, or the making of any Investments in Charter Behavioral Health Systems, LLC or any Subsidiaries of Charter Behavioral Health Systems, LLC consisting of loans, advances, or other extensions of credit, in any case as acquired, retired or made as part of the consideration for the sale by the Company of Equity Interests in Charter Behavioral Health Systems, LLC and certain Subsidiaries and joint ventures of the Company and related transactions, where the aggregate value of such Equity Interests of the Company and the aggregate amount of such Investments do not collectively exceed a total of $40 million; or

          (xiii) other Restricted Payments (excluding Investments that were Restricted Payments when made but are no longer outstanding at the time of determination of Restricted Payments permitted by this clause (xiii), but not excluding Investments made in accordance with this clause (xiii) that are subsequently sold or otherwise disposed of, to the extent such sale or other disposition increases the amount of Restricted Payments permitted to be made in accordance with Section 4.04(a)(2)(F)) made after the Closing Date in an aggregate amount not to exceed $25 million.

          (c) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters (and 120 days after the end of the Company's fiscal year) in which a Restricted Payment is made under
Section 4.04(a), an Officers' Certificate setting forth each Restricted Payment made in such fiscal quarter, stating that each such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 4.04 were computed, which calculations may be based on the Company's financial statements included in filings required under the Exchange Act for such quarter or such year. For purposes of calculating the aggregate amount of Restricted Payments that are permitted under Section 4.04(a)(2), the amounts expended for Restricted Payments permitted under clauses (ii) through (xiii) of
Section 4.04(b) shall be excluded.

          SECTION 4.05. Limitation on Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, from and after the Closing Date, directly or indirectly, create or otherwise cause or permit to exist or become effective or enter into any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests, the Equity Interests of any of its Restricted Subsidiaries or on any other interest or participation in, or measured by, its profits, which interest or participation is owned by the Company or any of its Restricted Subsidiaries; (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (iii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iv) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries except, in each case, for such encumbrances or restrictions existing under or by reason of:

          (1) applicable law, regulation, rule, order, approval, license, permit or similar restriction, in each case issued by a governmental authority;

          (2) this Indenture and the Securities;

          (3) contractual encumbrances or restrictions in effect on the Closing Date, including, without limitation, pursuant to the New Credit Agreement and its related documentation;

          (4) in the case of clause (iv) of this Section 4.05, by reason of customary non-assignment or subletting provisions in leases entered into in the ordinary course of business;

          (5) Prior Purchase Money Obligations;

          (6) Indebtedness or Capital Stock of Restricted Subsidiaries that are acquired by or merged with or into the Company or any of its Restricted Subsidiaries after the Closing Date; provided that such Indebtedness or Capital Stock is in existence prior to the time of such acquisition or merger and was not incurred, assumed or issued by the Person so acquired or merged in contemplation of such acquisition or merger or to provide all or any portion of the funds or credit support utilized to consummate such acquisition or merger; provided further that such restrictions only apply to such Restricted Subsidiary and its Subsidiaries;

          (7) contracts for the sale of assets not otherwise prohibited by this Indenture, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (8) in the case of clause (iv) of this Section 4.05, Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.11 that limits the right of the debtor to sell, lease, transfer or otherwise dispose of the assets securing such Indebtedness;

          (9) customary provisions contained in leases or other agreements entered into in the ordinary course of business or in Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to
     Section 4.03, in each case which do not limit the ability of any Restricted Subsidiary to take any of the actions described in clauses (i) through (iv) of this Section 4.05 with respect to a material amount of dividends, distributions, Indebtedness, loans, advances or sales, leases or transfers of properties or assets, as applicable;

          (10) provisions in joint venture agreements and other similar agreements in each case related to Permitted Joint Ventures of the Company or of a Restricted Subsidiary that are materially similar to customary provisions entered into by parties to joint ventures in the Healthcare Service Business at the time of such joint venture or similar agreement;

          (11) restrictions on cash or other deposits or net worth or similar type restrictions imposed by customers under contracts entered into in the ordinary course of business; and

          (12) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.05, in whole or in part, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

          SECTION 4.06.  Limitation on Use of Proceeds from Asset Sales.
(a) The Company and its Restricted Subsidiaries shall not, directly or indirectly, consummate any Asset Sale with or to any Person other than the Company or a Restricted Subsidiary, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale at least equal to the fair market value of the asset sold or otherwise disposed of, (ii) at least 70% of the net proceeds from such Asset Sale are received in Cash at closing (unless (A) such Asset Sale is a lease, or (B) such Asset Sale is in connection with the creation of, Investment in, or issuance or sale of Equity Interests by, a Permitted Joint Venture of the Company or of a Restricted Subsidiary or other Permitted Investment) and
(iii) with respect to any Asset Sale involving the Equity Interest of any Restricted Subsidiary (unless such Restricted Subsidiary is, or as a result of such Asset Sale would be, a Permitted Joint Venture of the Company or of a Restricted Subsidiary or other Permitted Investment), the Company shall sell all of the Equity Interests of such Restricted Subsidiary it owns. Within 365 days after the receipt of Net Cash Proceeds in respect of any Asset Sale, the Company must use all such Net Cash Proceeds either to invest in properties and assets used in a Healthcare Service Business (including, without limitation, a capital investment in any Person which becomes a Restricted Subsidiary) or to reduce Senior Indebtedness; provided that when any non-Cash proceeds are liquidated, such proceeds (to the extent they are Net Cash Proceeds) will be deemed to be Net Cash Proceeds at that time. When the aggregate amount of Excess Proceeds (as defined below) exceeds $20 million, the Company shall make an offer (the "Excess Proceeds Offer") to apply the Excess Proceeds to repurchase the Securities at a purchase price equal to 100% of the principal amount of such Securities, plus accrued and unpaid interest to the date of purchase (the "Excess Proceeds Purchase Price"), in accordance with the terms contemplated in
Section 4.06(b). To the extent that the aggregate principal amount of the Securities (plus accrued interest thereon) tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency, or a portion thereof, for general corporate purposes. If the aggregate principal amount of the Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Securities to be purchased in accordance with the procedures described under
Section 3.02. "Excess Proceeds" shall mean any Net Cash Proceeds from an Asset Sale that is not invested or used to reduce Senior Indebtedness as provided in the second sentence of this paragraph. Notwithstanding the foregoing, any Asset Sale which results in Net Cash Proceeds of less than $5 million and all Asset Sales (including any Asset Sale which results in Net Cash Proceeds of less than $5 million) in any twelve consecutive-month period which result in Net Cash Proceeds of less than $10 million in the aggregate shall not be subject to the requirement of Section 4.06(a)(ii).

          (b) Within 10 days following the occurrence of an event which mandates an Excess Proceeds Offer under Section 4.06(a), the Company shall mail a notice (along with any other instructions determined by the Company, consistent with this Section 4.06, that a Holder must follow in order to have its Securities purchased) to the Trustee and to each Holder stating:

          (1) that the Excess Proceeds Offer is being made pursuant to this
     Section 4.06 and that all Securities tendered and not subsequently withdrawn will be accepted for payment and paid for by the Company;

          (2) the Excess Proceeds Purchase Price and the purchase date (which shall not be less than 30 days nor more than 60 days after the date such notice is mailed) (the "Excess Proceeds Offer Payment Date");

          (3) that any Security not tendered shall continue to accrue interest and shall continue to be governed by the terms of this Indenture in all respects;

          (4) that, unless the Company defaults in the payment thereof, all Securities accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Offer Payment Date;

          (5) that Holders electing to have any Securities purchased pursuant to an Excess Proceeds Offer will be required to surrender the Securities to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the respective Excess Proceeds Offer Payment Date;

          (6) that Holders will be entitled to withdraw their election on the terms and conditions set forth in such notice; and

          (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each such new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Excess Proceeds Offer Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On (or, in the case of clause (ii) of this Section 4.06(d), at the Company's election, before) the Excess Proceeds Offer Payment Date, the Company shall (i) accept for payment all Securities or portions thereof tendered and not theretofore withdrawn and which are selected for repurchase pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent immediately available funds sufficient to pay the Excess Proceeds Purchase Price of all Securities or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Securities so tendered, together with an Officers' Certificate specifying the Securities or portions thereof tendered to the Company or the Paying Agent. The Paying Agent shall promptly mail or deliver to each holder of Securities so tendered payment in an amount equal to the Excess Proceeds Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holder one or more certificates evidencing new Securities equal in aggregate principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $1,000 or integral multiples thereof.

          (e) The Company shall comply with the requirements of Regulation 14E and Rule 13e-4 (other than the filing requirements of such rule) under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to an Excess Proceeds Offer. To the extent that the provisions of any such securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") (i) on terms that are materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, is not in writing and has not been approved by a majority of the Disinterested Directors. In addition, if such Affiliate Transaction involves an amount in excess of $30 million, a fairness opinion must be provided by a nationally recognized appraisal or investment banking firm.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,
(iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $7.5 million in the aggregate outstanding at any one time, (iv) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (vi) arrangements in existence as of the date hereof with Persons that employ staff providers and which provide service exclusively on behalf of the Company and its Subsidiaries, which arrangements are not material to the Company and its Subsidiaries taken as a whole.

          SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change in Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b), the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) (x) obtain any requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of Securities as provided for in this Section 4.08 or (y) deliver to the Trustee an Officers' Certificate stating that no such consent is required.

          (b) Within 10 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice (along with any other instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased) to the Trustee and to each Holder stating:

          (1) that the Change of Control Offer is being made pursuant to
     Section 4.08 of this Indenture and that all Securities tendered and not subsequently withdrawn shall be accepted for payment and paid for by the Company;

          (2) the purchase price and the purchase date (which shall not be less than 30 days nor more than 60 days after the date such notice is mailed) (the "Change of Control Payment Date");

          (3) that any Security not tendered shall continue to accrue interest and shall continue to be governed by the terms of this Indenture in all respects;

          (4) that, unless the Company defaults in the payment thereof, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

          (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities to be purchased to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date;

          (6) that Holders shall be entitled to withdraw their election on the terms and conditions set forth in such notice;

          (7) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each such new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts as determined by the Company regarding such Change of Control.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On (or, in the case of clause (ii) of this Section 4.08(d), at the Company's election, before) the Change of Control Payment Date, the Company shall (i) accept for payment all Securities or portions thereof tendered and not theretofore withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Securities or portions thereof accepted for payment, and
(iii) deliver or cause to be delivered to the Trustee all Securities so tendered, together with an Officers' Certificate specifying the Securities or portions thereof tendered to the Company or the Paying Agent. The Paying Agent shall promptly mail or deliver to each Holder of Securities so tendered payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holder one or more certificates evidencing new Securities equal in aggregate principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $1,000 or integral multiples thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (e) Notwithstanding the foregoing provisions of this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in
Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (f) The Company shall comply with the requirements of Regulation 14E and Rule 13e-4 (other than the filing requirements of such rule) under the Exchange Act, and any other securities laws and regulations thereunder that are applicable in connection with the repurchase of the Securities resulting from a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

          SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of their respective assets, now owned or hereafter acquired, securing any Indebtedness that is pari passu with or subordinated in right of payment to the Securities, unless the Securities are equally and ratably secured; provided that if such Indebtedness is by its terms expressly subordinate or junior in right of payment to the Securities, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Securities. The Company and its Restricted Subsidiaries may at any time, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of their respective assets, now owned or hereafter acquired, securing any Senior Indebtedness permitted under Section 4.03.


                                     ARTICLE 5

                                 Successor Company

          SECTION 5.01. Merger, Consolidation or Sale of Assets. (a) The Company shall not consolidate with, merge with or into, or transfer all or substantially all of its assets (in one transaction or a series of related transactions) to, any Person or permit any party to merge with or into it unless:

          (i) the Company shall be the continuing Person, or the Person (if other than the Company) (the "Successor Company") formed by such consolidation or into or with which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture and this Indenture remains in full force and effect;

          (ii) immediately before and immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company, the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Company, the Successor Company or such Restricted Subsidiary at the time of such transaction), no Event of Default or Default shall have occurred and be continuing;

          (iii) except in the case of a merger of the Company with a Wholly-owned Subsidiary (which does not have assets or liabilities in excess of $1 million) of a newly-formed holding company for the sole purpose of forming a holding company structure, the Company or the Successor Company, as applicable, could, after giving pro forma effect to such transaction, Incur $1.00 of Indebtedness pursuant to Section 4.03(a); and

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants).

          (b)  Notwithstanding clauses (ii) and (iii) of Section 5.01(a),
(a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

          (c) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall be released from all obligations under this Indenture, including, without limitation, any obligation to pay the principal of and interest on the Securities.


                                     ARTICLE 6

                               Defaults and Remedies

          SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

          (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon acceleration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

          (3) the Company fails to comply with Section 5.01;

          (4) the Company fails to comply in any respect with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2) or (3) above) and such failure continues for 30 days after receipt of the notice specified in the penultimate paragraph of this
     Section 6.01;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness is now existing or hereafter created, which default results from the failure to pay any such Indebtedness at its stated final maturity or results in the acceleration of such Indebtedness prior to its stated final maturity and the aggregate principal amount of such Indebtedness is at least
     $20 million, or the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $35 million or more;

          (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

     or any similar relief is granted under any foreign laws, and in each case the order or decree remains unstayed and in effect for 60 days;

          (8) the Company or any Restricted Subsidiary fails to pay final judgments aggregating in excess of

                                                                             54
     $20 million which judgments are not paid, discharged or stayed within 60 days after their entry.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must be in writing and specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after becoming aware of the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% of the principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by such Holders) (the "Acceleration Notice"), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and accrued interest on, such Securities to be due and payable immediately. Upon a declaration of acceleration, such principal and accrued interest shall be due and payable. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, all unpaid principal of and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Company, the Trustee or any Holder. The Holders of a majority of the aggregate principal amount of the Securities outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is cured and ceases to exist, but no waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification by the Securityholders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 30 days after receipt thereof and the offer of indemnity or security; and

          (5) during such 30-day period the Holders of a majority of the aggregate principal amount of the outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and liquidated damages and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and may become a member, voting or nonvoting, of any committee of creditors appointed in any such judicial proceedings. Any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders of Senior Indebtedness of the Company to the extent required by Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any liquidated damages and interest, respectively; and

          FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE 7

                                      Trustee

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

    SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

    (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

    (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

    (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, upon reasonable notice to the Company and during normal business hours.

    SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become

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                                                                             61

the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

    SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

    SECTION 7.05. Notice of Defaults. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it becomes known to the Trustee, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or an Event of Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

    SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each February 1 beginning with the February 1 following the date of this Indenture, and in any event prior to April 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of February 1 that complies with Section 313(a) of the TIA. The Trustee shall also comply with
Section 313(b) of the TIA.

    A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

    SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder.
 The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

    To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.

    The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

    SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the

Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

    If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

    SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

    In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that certificates of the Trustee are provided anywhere in the Securities or in this Indenture.

    SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

    SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                     ARTICLE 8

                         Discharge of Indenture; Defeasance

    SECTION 8.01.  Discharge of Liability on Securities; Defeasance. (a)
When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel that the conditions precedent to satisfaction and discharge have been satisfied (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants) and at the cost and expense of the Company.

    (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01 and the
operation of Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) (with respect to Subsidiaries of the Company only), 6.01(7) (with respect to Subsidiaries of the Company only) and 6.01(8) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

    If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(3), 6.01(4), 6.01(5), 6.01(6) (with respect to Subsidiaries of the
Company only), 6.01(7) (with respect to Subsidiaries of the Company only) or 6.01(8).

    Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

    (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05,

2.06, 2.07, 2.08, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

    SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust with the Trustee, for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Securities on the stated maturity of such principal or installment of interest or upon redemption;

         (2) the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which such opinion, in the case of legal defeasance, shall also state that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to such effect or (B) since the Closing Date there has been a change in the applicable Federal income tax laws or regulations to such effect or (C) there exists controlling precedent to such effect;

         (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

         (4) such defeasance shall not result in a breach or violation of or constitute a default under any material agreement or instrument to which the Company is a party or by which it is bound; and

         (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to such defeasance have been satisfied.

    Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

    SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

    SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

    Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

    SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

    SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                     ARTICLE 9

                                     Amendments

    SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

         (1) to cure any ambiguity, defect or inconsistency;

         (2) to comply with Article 5;

         (3) to provide for certificated or uncertificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

         (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

         (5) to add guarantees with respect to the Securities or to secure the Securities;

         (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

         (8) to make any change that does not adversely affect the rights of any Securityholder; or

         (9) to provide for the issuance of the Exchange Securities or Private Exchange Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

    An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

    SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected, an amendment may not:

         (1) reduce the percentage of the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

         (2) change the stated maturity or the time or currency of payment of the principal of or any interest on, or reduce the rate of interest on or principal of any Security or alter the redemption provisions with respect thereto;

         (3) make any change in Article 10 of this Indenture that adversely affects the rights of any Holder under Article 10 of this Indenture;

         (4) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

         (5) waive a default in the payment of the principal of or interest on any Security;

         (6) make any change to the provisions of this Indenture relating to the Excess Proceeds Offer;

         (7) make any change to Section 9.07 of this Indenture; or

         (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

    It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

    An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

    SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

    SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

    SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

    SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including
Section 9.03).

    SECTION 9.07. Payment for Consent. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to obtaining any consent, waiver or amendment of, or direction in respect of, any of the terms or provisions of this Indenture or the Securities, unless such consideration is offered or agreed to be paid, and paid, to all Holders which so consent, waive, agree or direct in the time frame set forth in solicitation documents relating to such consent, waiver, agreement or direction.

                                     ARTICLE 10

                                   Subordination

    SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Securities shall be deemed to include the liquidated damages payable pursuant to the provisions set forth in the Registration Agreement. All provisions of this
Article 10 shall be subject to Section 10.12.

    SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a winding up, bankruptcy, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities, insolvency, receivership or similar proceeding relating to the Company or its property:

         (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any direct or indirect payment on account of principal of or interest on the Securities; and

         (2) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.

    SECTION 10.03. Default on Senior Indebtedness. The Company may not pay the principal of or interest on the Securities or make any deposit pursuant to Article 8 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Specified Senior Indebtedness of the Company is not paid when due or (ii) any other default on Specified Senior Indebtedness occurs which results in the maturity of such Specified Senior Indebtedness being accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Specified Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Specified Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Specified Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Specified Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Specified Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Specified Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period.
Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults that may exist or occur with respect to Specified Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Specified

Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Specified Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Specified Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

    SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Specified Senior Indebtedness (or their Representative) of the acceleration. If any Specified Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the Specified Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

    SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

    SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

    SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

         (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on and liquidated damages in respect of, the Securities in accordance with their terms; or

         (2) prevent the Trustee or any Securityholder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

    SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

    SECTION 10.09.  Rights of Trustee and Paying Agent.  Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Specified Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Specified Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

    The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

    SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Specified Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

    SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

    SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

    SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this
Article 10, the

Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

    SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

    SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of
Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this
Article 10 or otherwise.

    SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

    SECTION 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                     ARTICLE 11

                                   Miscellaneous

    SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

    SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                    if to the Company:

                    Magellan Health Services, Inc.
                    Suite 1400
                    3414 Peachtree Road, N.E.
                    Atlanta, GA 30326

                    Attention of: Treasurer

                    with a copy to:

                    King & Spalding
                    191 Peachtree Street, N.E.
                    Atlanta, GA 30303

                    Attention of: Albert H. Conrad, Jr.

                    if to the Trustee:

                    Marine Midland Bank
                    140 Broadway
                    New York, NY 10005

                    Attention of: Frank Godino, Corporate Trust
                    Department/Magellan

    The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

    Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it; except that notices or communications to the Trustee shall be effective only upon receipt.

    SECTION 11.03.  Communication by Holders with Other Holders.
Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

    SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (provided that the Opinion of Counsel will not be required to cover compliance with any financial tests or financial covenants) have been complied with.

    SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

    SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

    SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

    SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

    SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

    SECTION 11.10. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee or stockholder of the Company shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

    SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

    SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

    SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

    IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              MAGELLAN HEALTH SERVICES,
                              INC.,


                                by /s/ James R. Bedenbaugh
                                   --------------------------------------------
                                   Name:  James R. Bedenbaugh
                                   Title: Senior Vice President




                              MARINE MIDLAND BANK, as
                              Trustee,


                                by /s/ Frank J. Godino
                                   --------------------------------------------
                                   Name:  Frank J. Godino
                                   Title: Vice President

                                                                      APPENDIX A


                     PROVISIONS RELATING TO INITIAL SECURITIES,
                            PRIVATE EXCHANGE SECURITIES
                              AND EXCHANGE SECURITIES

    1. Definitions

    1.1  Definitions

    For the purposes of this Appendix A capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture. In addition, the following terms shall have the meanings indicated below:

    "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

    "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

    "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

    "Depositary" means The Depository Trust Company, its nominees and their respective successors.

    "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

    "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

    "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

    "Initial Purchaser" means Chase Securities Inc.

    "Private Exchange" means an offer by the Company, pursuant to the Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

    "Private Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities pursuant to this Indenture in connection with the Private Exchange pursuant to the Registration Agreement.

    "Purchase Agreement" means the Purchase Agreement dated February 5, 1998, between the Company and the Initial Purchaser.

    "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

    "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

    "Regulation S" means Regulation S under the Securities Act.

    "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

    "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

    "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

    "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

    "Rule 144A" means Rule 144A under the Securities Act.

    "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

    "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the

Depositary) or any successor person thereto, who shall initially be the Trustee.

    "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

    "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

    1.2  Other Definitions

                                                                            Defined in
          Term                                                               Section:
"Agent Members". . . . . . . . . . . . . . . . . . . . . . . . . . .           2.1(b)
"IAI Global Security . . . . . . . . . . . . . . . . . . . . . . . .           2.1(a)
"Global Security". . . . . . . . . . . . . . . . . . . . . . . . . .           2.1(a)
"Rule 144A Global Security". . . . . . . . . . . . . . . . . . . . .           2.1(a)


    2.   The Securities

    2.1  Form and Dating

    The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) persons other than U.S. persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs pursuant to Rule 501.

    (a) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more permanent global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

    (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

    The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

    Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such

Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

    (c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

    2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (1) Initial Securities for original issue on the date hereof in an aggregate principal amount of $625,000,000 and (2) the (A) Exchange Securities for issue only in a Registered Exchange Offer and (B) Private Exchange Securities for issue only in the Private Exchange, in the case of each of (A) and (B) pursuant to the Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $625,000,000 except as provided in Section 2.07 of this Indenture.

    2.3  Transfer and Exchange.   (a)  Transfer and Exchange of Definitive
Securities. When Definitive Securities are presented to the Registrar with a request:

         (x)  to register the transfer of such Definitive Securities; or

         (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities

     Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

              (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

              (B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

              (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

    (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

         (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit C or
     (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

         (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

    (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers of beneficial interests in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144 under the Securities Act, if available. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global

Security, the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee.

         (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

    (d)  Restrictions on Transfer of Regulation S Global Security.   (i)
Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S,
(D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security will be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, a minimum principal amount of the Securities of $250,000. Such written certification will no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee.

         (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security will be transferable in accordance with applicable law and the other terms of this Indenture.

         (e)  Legend.

         (i)  Except as permitted by the following paragraphs (ii), (iii) or
     (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES

     ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security will also bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Initial Securities or such Private Exchange Securities will cease to apply and the requirements that any such Initial Securities or such Private Exchange Securities be issued in global form will continue to apply.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form will continue to apply, and Exchange Securities in global form without the Restricted Securities Legend will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form will continue to apply, and Private Exchange

     Securities in global form with the Restricted Securities Legend will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend will cease to apply and the requirements requiring any such Initial Security be issued in global form will continue to apply.

          (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g)  Obligations with Respect to Transfers and Exchanges of
Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to
     Section 3.06, 4.06, 4.08 and 9.05 of the Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (h)  No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  Definitive Securities

          (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL SECURITY]

                             [Global Securities Legend]


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE

ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT
THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.](1)

-------------------
(1)Include this additional legend for each Definitive Security.

No.                                                             $__________

                          9% Senior Subordinated Note due 2008

                                                           CUSIP No. ______

          MAGELLAN HEALTH SERVICES, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum
[of                 Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto]
(2)on February 15, 2008.

          Interest Payment Dates: February 15 and August 15.


          Record Dates: February 1 and August 1.












----------------
(2)Use the second set of bracketed language for a Global Security.

                                                                               2
          Additional provisions of this Security are set forth on the other side of this Security.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                              MAGELLAN HEALTH SERVICES, INC.,

                                by

                                   -------------------------------------------
                                   Name:
                                   Title:



[CORPORATE SEAL]



Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

MARINE MIDLAND BANK,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

     by
          -----------------------
          Authorized Signatory

                          [FORM OF REVERSE SIDE OF SECURITY]

                        9% Senior Subordinated Note due 2008

          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture (as defined).

1.   Interest

          (a) MAGELLAN HEALTH SERVICES, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing on August 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 12, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          (b) Liquidated Damages. The Holder of this Security is entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of February 12, 1998, between the Company and the Initial Purchaser named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Shelf Registration Statement or Exchange Offer Registration Statement, as applicable under the Registration Agreement is not filed with the SEC on or prior to 60 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the Issue Date, (iii) the Registered Exchange Offer is not consummated on or prior to 210 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 210 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company shall pay liquidated damages to each Holder of

Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such Holder until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which such Initial Security or Private Exchange Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2.   Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company, through the Paying Agent, will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of

Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, MARINE MIDLAND BANK, a New York banking corporation and trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly-owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of February 12, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior subordinated unsecured obligations of the Company limited to $625,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture issued in an aggregate principal amount of $625,000,000. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

5.   Optional Redemption

          Except as set forth in the following paragraph, the Securities will not be redeemable at the option of the Company prior to February 15, 2003. The Securities will be redeemable at the option of the Company on or after such date, in whole or in part, upon not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                                                    Redemption
Year                                                                   Prices
----                                                                  -------
2003 ...........................................................     104.500%
2004 ...........................................................     103.000%
2005 ...........................................................     101.500%
2006 and thereafter ............................................     100.000%


          In addition, at any time and from time to time prior to February 15, 2001, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of Securities at a redemption price (expressed as a percentage of the principal amount) of 109%, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of such original aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering. Any such redemption shall be made upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.   Sinking Fund

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Repurchase of Securities at the Option of Holders upon Change of Control

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   Subordination

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.  Persons Deemed Owners

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended or supplemented without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and
(ii) any default or compliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for certificated or uncertificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (iv) to add Guarantees with respect to the Securities or to secure the Securities; (v) to add additional covenants for the benefit of the Holders or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in connection with the qualification of the Indenture or the Trustee under the TIA; (vii) to make any change that does not adversely affect the rights of any Securityholder; (viii) to make any change in Article 10 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10 of the Indenture; or (ix) to provide for the issuance of the Exchange Securities or Private Exchange Securities.

15.  Defaults and Remedies

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Personal Liability of Directors, Officers, Employees and Stockholders

          No director, officer, employee or stockholder of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

18.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                                              agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED
                                     SECURITIES


This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

                                                                             14
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  / /  to the Company; or

     (2) / / pursuant to an effective registration statement under the Securities Act; or

     (3) / / inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

     (4) / / outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

     (5) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

     (6) / / pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.



                                           ---------------------------
                                                Your Signature
--------------------
Signature Guarantee:

Date:
     --------------------------             --------------------------------
Signature must be guaranteed by a           Signature of Signature Guarantee
participant in a recognized signature
guaranty medallion program or other
signature guarantor acceptable to the
Trustee








                TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ------------------------          -------------------------------
                                         NOTICE:  To be executed by an
                                                  executive officer

                                                                             16
                        [TO BE ATTACHED TO GLOBAL SECURITIES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $[        ].
The following increases or decreases in this Global Security have been made:

                                                                    Signature of
                                                  Principal amount   authorized
          Amount of decrease  Amount of increase  of this Global    signatory of
          in Principal        in Principal        Security following  Trustee or
Date of   Amount of this      Amount of this      such decrease or    Securities
Exchange  Global Security     Global Security     increase            Custodian

                                                                             17
                          OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                /   /

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$


Date: __________________ Your Signature: __________________
                         (Sign exactly as your name appears
                         on the other side of the Security)


Signature Guarantee:_______________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT B
                        [FORM OF FACE OF EXCHANGE SECURITY]


No.                                                                  $__________

                          9% Senior Subordinated Note due 2008

                                                                CUSIP No. ______

          MAGELLAN HEALTH SERVICES, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum
[of                 Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto](1)on February 15, 2008.

          Interest Payment Dates: February 15 and August 15.

          Record Dates: February 1 and August 1.








-----------------

(1)Use the second set of bracketed language for a Global Security.

                                                                               2
          Additional provisions of this Security are set forth on the other side of this Security.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                              MAGELLAN HEALTH SERVICES, INC.,

                                by
                                  -------------------------------
                                   Name:
                                   Title:

[CORPORATE SEAL]


Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

MARINE MIDLAND BANK,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

     by
       ---------------------------
             Authorized Signatory




--------------------------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

              [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                9% Senior Subordinated Note due 2008


          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture (as defined).

1.   Interest

          MAGELLAN HEALTH SERVICES, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing on August 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 12, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Securityholders at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company, through the Paying Agent, will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, MARINE MIDLAND BANK, a New York banking corporation and trust company (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly-owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of February 12, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior subordinated unsecured obligations of the Company limited to $625,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.


5.   Optional Redemption

          Except as set forth in the following paragraph, the Securities will not be redeemable at the option of the Company prior to February 15, 2003. The Securities will be redeemable at the option of the Company on or after such date, in whole or in part, upon not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:


                                                                  Redemption
Year                                                                Prices
-----                                                             ----------
2003      ..................................................       104.500%
2004      ..................................................       103.000%
2005      ..................................................       101.500%
2006 and thereafter.........................................       100.000%



          In addition, at any time and from time to time prior to February 15, 2001, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of Securities at a redemption price (expressed as a percentage of the principal amount) of 109%, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of such original aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering. Any such redemption shall be made upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.   Sinking Fund

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption

          Notice of redemption will be mailed by first-class mail at least
30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Repurchase of Securities at the Option of Holders upon Change of Control

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   Subordination

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


10.  Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.  Persons Deemed Owners

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended or supplemented without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for certificated or uncertificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (iv) to add Guarantees with respect to the Securities or to secure the Securities; (v) to add additional covenants for the benefit of the Holders or to surrender rights and powers conferred on the Company; (vi) to comply with the requirements of the SEC in connection with the qualification of the Indenture or the Trustee under the TIA;
(vii) to make any change that does not adversely affect the rights of any Securityholder; (viii) to make any change in Article 10 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10 of the Indenture; or
(ix) to provide for the issuance of the Exchange Securities or Private Exchange Securities.


15.  Defaults and Remedies

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Personal Liability of Directors, Officers, Employees and Stockholders

          No director, officer, employee or stockholder of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

18.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                   ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                             12
                          OPTION OF HOLDER TO ELECT PURCHASE


               If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                /   /

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$


Date: __________________ Your Signature: __________________
                         (Sign exactly as your name  appears
          on the other side of the Security)


Signature Guarantee:_______________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                  EXHIBIT C
                                      [Form of
                        Transferee Letter of Representation]


Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $__________ principal amount of the 9% Senior Subordinated Notes due 2008 (the "Securities") of Magellan Health Services, Inc. (the "Company").

          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

          Name:______________________

          Address:___________________

          Taxpayer ID Number:________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

          2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction within the meaning of, and in compliance with, Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                              TRANSFEREE: ____________________________

                              by: ____________________________________